UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EXXON MOBIL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The below copy and images may be used from time to time, alone or in combination, on digital and social media, including email newsletters.

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An idea to help decarbonize heavy industrial areas

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Capture and store the CO2 of an entire industrial area? That’s big. ExxonMobil is working on a plan that could capture and store roughly 100 million metric tons of CO2 annually by 2040 along the Houston Ship Channel. Learn more at EnergyFactor.com

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ExxonMobil is introducing an idea for carbon capture and storage that has the potential to effectively decarbonize the Houston Ship Channel. That’s big – like taking 20 million cars off the road. Learn more at EnergyFactor.com

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ExxonMobil is introducing an idea to help decarbonize the Houston Ship Channel. It has the potential to capture and store roughly 100 million metric tons of COâ,, annually by 2040. That’s equal to the CO2 sequestered by a forest larger than the size of California. This plan could help the City of Houston meet its net-zero ambitions by 2050. Learn more at EnergyFactor.com

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ExxonMobil’s idea to capture and store roughly 100 million metric tons of COâ,, annually by 2040 would more than double the world’s current carbon capture and storage capacity. That’s equal to taking 20 million cars off the road. It has the potential to effectively decarbonize the entire industrial area around the Houston Ship Channel and help the City of Houston meet its net-zero ambitions by 2050. If successful in Houston, it could be applied to industrial areas in other parts of the country. Learn more at EnergyFactor.com

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Capture and store the carbon of an entire industrial area? It’s possible. To help address climate change, ExxonMobil is working on a plan that could capture and store roughly 100 million metric tons of CO2 annually by 2040 along the Houston Ship Channel. Learn more at EnergyFactor.com

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ExxonMobil is introducing an idea for carbon capture and storage that could effectively decarbonize the Houston Ship Channel. It’s like taking 20 million cars off the road. Learn more

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Important Additional Information Regarding Proxy Solicitation

Exxon Mobil Corporation (“ExxonMobil”) has filed a definitive proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor.